SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 11, 2002

                         COMMISSION FILE NUMBER 2-78658


                          INTRUST FINANCIAL CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)


          Kansas                                       48-0937376
          ------                                       ----------
          (State or other jurisdiction of              (I.R.S. Employer
           incorporation or organization)               Identification No.)




                  105 North Main Street, Wichita, Kansas 67202
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (316) 383-1111



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On December 11, 2002, the Company announced that, the Board of Directors of INTRUST Financial Corporation (the "Company") unanimously authorized a transaction that will result in termination of the registration of the Company's common stock with the Securities and Exchange Commission. Under the terms of the proposed transaction, which is subject to shareholder approval, it is anticipated that approximately 131,000 shares, representing approximately 6% of the Company's common stock, will be converted into the right to receive cash. Shareholders owning fewer than 1,000 shares of the company's common stock will be entitled to receive cash of $152 per share for all of their shares. The closing price of the Company's common stock on December 10, 2002, the last trading day before this transaction was announced, was $129.50. Shareholders owning 1,000 shares or more will continue to hold their shares.

         The proposed transaction is anticipated to reduce the number of shareholders of record to fewer than 300 shareholders. As a result, the Company will terminate the registration of its common stock and cause the common stock to cease to be traded on the OTC Bulletin Board.

         A copy of the press release announcing the proposed transaction are attached hereto and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

                  Not applicable.

         (b) Pro Forma Financial Information.

                  Not applicable.

         (c) Exhibits.

         99.1 Press Release dated December 11, 2002, announcing proposed plan to deregister with the Securities and Exchange Commission.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INTRUST FINANCIAL CORPORATION

Date:   December 11, 2002               By:  /s/ Jay L. Smith
                                             --------------------------------
                                                 Jay L. Smith
                                                 Executive Vice President and
                                                 Chief Financial Officer







                                  EXHIBIT INDEX



Exhibit No.                Document
-----------                --------
  99.1                     INTRUST Financial Corporation press release dated
                           December 11, 2002